Exhibit 10.1
CHASE	Amendment to Amended and Restated Credit Agreement

This agreement is dated as of August 02, 2010 (the "Effective Date"), by and between WesBanco, Inc. (the "Borrower") and JPMorgan Chase Bank, N.A. (together with its successors and assigns the "Bank"). The provisions of this agreement are effective as of the Effective Date on the date that this agreement has been executed by all of the signers and delivered to the Bank.

WHEREAS, the Borrower and the Bank entered into an Amended and Restated Credit Agreement dated as of September 16, 2009 (the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this agreement;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.	DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.

2.	MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

2.1	Section 1.3 captioned "Non-Usage Fee" is amended and restated to read as follows:

1.3
Non-Usage Fee. The Borrower shall pay to the Bank a non-usage fee (the "Non-usage Fee") with respect to each calendar quarter during the term of Facility A, based on the unused amount of Facility A. The Non-usage Fee shall be an amount equal to A x (B – C) x (D/E), where A equals 0.25%; B equals the maximum amount of Facility A; C equals the average daily outstanding principal balance of Facility A; D equals the actual number of days elapsed during the calendar quarter; and E equals 360. The Bank may begin to accrue the Non-usage Fee on the date the Borrower signs or otherwise authenticates this agreement.

2.2	Section 4.15 captioned "Non-Performing Assets Ratio" is amended and restated to read as follows:

4.15
NPA to Primary Capital Ratio.  The Borrower (on a consolidated basis) shall maintain at all times an NPA to Primary Capital Ratio of not greater than thirty-five percent (35%).  As used in this Section, (a) the term "NPA to Primary Capital Ratio" means the ratio, determined on a consolidated basis for the Borrower, of (1) the sum of Non-Performing Assets plus OREO and Restructured Loans to (2) its Primary Capital; (b) "Non-Performing Assets" means the sum of all loans classified as past due ninety (90) days or more and still accruing interest, all loans classified a "non-accrual" and no longer accruing interest, and all other "non-performing loans" (excluding Restructured Loans); (c) "OREO" means the book value, net of accumulated depreciation, of all other real estate owned by the Borrower or any of its Subsidiaries, excluding all real estate which is occupied and used by the Borrower or any of its Subsidiaries in the ordinary course of business; (d) "Restructured Loans" means all loans classified as "restructured loans and leases"; and (e) "Primary Capital" means the sum of tangible equity capital plus allowances for loan and lease losses.  The ratio set forth in this Section shall be measured quarterly and shall be determined in accordance with GAAP from the applicable quarterly financial statements filed with the appropriate Governmental Authority.

2.3	Article 4 captioned "Affirmative Covenants" is amended to add the following new Section 4.16:

4.16
Net Income.  The Borrower (on a consolidated basis) shall maintain net income of not less than $1.00 for each Test Period.  The minimum net income required by this Section shall be tested quarterly and determined from the applicable quarterly financial statements filed with the appropriate Governmental Authority.  "Test Period" means: (a) each period of two (2) consecutive fiscal quarters; and (b) each fiscal year end.

3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement.

4.
BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

5.
FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6.
EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank, and the Bank shall have received from the Borrower the following documents: Note Modification Agreement.

7.
ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a "Bank Party") from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

8.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Credit Agreement, as amended by this agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Credit Agreement, as modified by this agreement, or any other Related Document in any other jurisdiction. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

9.
NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

10.	TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

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Borrower:
WesBanco, Inc.

By:	/s/ Robert H. Young
	Robert H. Young	EVP-CFO
	Printed Name	Title

Date Signed:	8/9/10

Bank:
JPMorgan Chase Bank, N.A.

By:	/s/ Chris Cavacini
	Chris Cavacini	SVP
	Printed Name	Title

Date Signed:	8/9/10